UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

NEBRASKA (State or other jurisdiction	000-10685 (Commission File Number)	20-0362426 (IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2020, Midwest Holding Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Xenith Holdings LLC, a Delaware limited liability company (“Xenith”), Vespoint LLC, a Delaware limited liability company (“Vespoint”), and Crestline Assurance Holdings LLC, a Delaware limited liability company ( “Crestline”). Pursuant to the Agreement, Crestline purchased 222,222,222 shares of the Company’s voting common stock, par value $0.001 per share (“common stock”), at a purchase price of $0.045 per share for $10 million.  Also on April 24, 2020, in a separate transaction, the Company sold 115,044,467 shares of common stock to various investors at $0.045 per share for $5.177 million as described in Item 3.02 below.

In connection with the Agreement, on April 24, 2020, the Company entered into a stockholders agreement (the “Stockholders Agreement”) with Xenith, Vespoint, Michael Minnich (“Minnich”), A. Michael Salem (“Salem”) and Crestline. Messrs. Minnich and Salem are the Company’s Executive Chairman and Chief Executive Officer, respectively. They are also the founders and principals of Vespoint and Xenith. Xenith, a wholly-owned subsidiary of Vespoint, owns 1,000,534,789 shares of the Company’s common stock, which represented approximately 97.8% of the Company’s outstanding shares of common stock immediately prior to the issuance of the shares of common stock disclosed in this Report.  Xenith also agreed that it will distribute its shares of Company common stock to its members as soon as reasonably practicable but no later than six months from the date of the Stockholders Agreement.

In addition, the Company entered into a customary director’s indemnification agreement with Douglas K. Bratton, a principal of Crestline, who, at the closing of the Agreement, was appointed as a director of both the Company and its life insurance subsidiary, American Life and Security Corp. (“ALSC”).

The following summarizes the material terms and conditions of the Agreement, the Stockholders Agreement and the indemnification agreement with Mr. Bratton.

The Agreement and the Indemnification Agreement.

1.         Use of Proceeds. The Company will promptly contribute no less than $5 million of the proceeds received under the Agreement to ALSC. Any remaining proceeds may be used by the Company for general working capital and corporate purposes.

2.         Other Provisions of the Agreement.

(a) The Company made certain representations and warranties in the Agreement relating to, among other things: (i) proper corporate organization of the Company and its subsidiaries and similar corporate matters; (ii) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (iii) absence of conflicts; (iv) capital structure; (v) accuracy of its articles of incorporation and governing documents; (vi) required consents and approvals; (vii) financial information; (viii) absence of certain changes or events;  (ix) title to assets and properties; (x) material contracts; (xi) insurance; (xii) licenses and permits; (xiii) compliance with laws; (xiv) ownership of intellectual property; (xv) employment and labor matters; (xvi) taxes and audits; (xvii) environmental matters; (xviii) brokers and finders; and (xix) other customary representations and warranties.

(b) The Company and Xenith are parties to that certain Loan, Convertible Preferred Stock, and Convertible Senior Secured Note Purchase Agreement, dated May 14, 2018 (the “Loan Agreement”) whereby the Company could borrow up to an additional $5,000,000 from Xenith. Pursuant to a Loan Termination Agreement, the Company and Xenith mutually terminated the lending commitment under the Loan Agreement as of April 24, 2020 so that no further borrowings thereunder can be made and entered into a standard mutual release. As of April 24, 2020, there were no outstanding borrowings under the Loan Agreement.

(c) The Agreement contains customary indemnification provisions in favor of Crestline and its affiliates in connection with (i) breaches of the Company’s representations, warranties and covenants, and (ii) third party actions against Crestline or its affiliates in connection with the Agreement and related transactions.

3.         Indemnification Agreement.  Under the director’s indemnification agreement with Mr. Bratton, the Company agreed to, among other things, advance expenses, indemnify and hold harmless Mr. Bratton from all expenses, liabilities and damages arising by reason of his service as a director of the Company or any of its subsidiaries, to the fullest extent permitted by applicable law.

Stockholders Agreement

Among other things, the Stockholders Agreement provides:

1.

Director; Observer. As long as Crestline and its affiliates own at least 10% of the Company’s outstanding common stock, Vespoint, Xenith and Messrs. Minnich and Salem and their affiliates (the “Vespoint Stockholders”) have agreed to vote their Company shares for one Crestline representative on the Company’s Board of Directors and, subject to reasonable committee member suitability standards and applicable regulatory qualification requirements, any committee thereof, with Board observer rights provided for an additional Crestline representative, and the Company will appoint one Crestline designated member and a Crestline selected observer to the Board of ALSC.   Crestline agreed, so long as it and its affiliates own at least 10% of the Company’s outstanding common stock, to vote its Company shares for the election of Messrs. Minnich and Salem to the Board of the Company as long as each of them separately owns at least 3% of the outstanding shares of Company Common Stock and each is an executive officer of the Company.

2.

Preemptive and First Rights of Refusal.  For a period of three years following the date of the Stockholders Agreement, (i) the Company granted Crestline a pro rata preemptive right to purchase equity securities the Company may issue, (ii) Crestline granted the Company a right of first refusal to purchase Company common stock owned by Crestline (including shares it may subsequently acquire) that it may offer to sell, and (iii) the Vespoint Stockholders granted Crestline a right of first refusal to purchase their Company shares of common stock they currently own or subsequently acquire that they may offer to sell.

3.

Co-Sale Rights.  For the earlier of (i) ten years following April 24, 2020 or (ii) the date on which Crestline and its affiliates own less than 5% of the outstanding shares of common stock of the Company, the Vespoint Stockholders granted Crestline a right of co-sale with respect to the Company shares they currently own or subsequently acquire.  Pursuant to the provision, if a Vespoint Stockholder desires to transfer or sell shares to a third party and to the extent such shares have not been purchased by Crestline pursuant to the right of first refusal described above but subject to the conditions indicated below, then Crestline has the right, on a pro rata basis, to participate in the transfer or sale on the same terms and conditions as being offered to a Vespoint Stockholder.  However, Crestline may only exercise its co-sale right if (i) the amount of shares to be transferred or sold by the Vespoint Stockholder is equal to or exceeds, together with all sales of Company shares sold by such stockholder within the preceding three (3) months of the date of such proposed transfer, 1% of the total outstanding  common stock of the Company (which shall be increased to 3% of the total outstanding common stock in the event that the Company consummates a firm-commitment underwritten public offering of its common stock which nets at least $15 million of proceeds to the Company) and (ii) the Company’s common stock is listed for trading on the NYSE or the Nasdaq Stock Market.

4.

Registration Rights. The Company granted customary demand and piggyback registration rights to Crestline and the Vespoint Stockholders to register future public sales of their common stock subject to certain terms and conditions.

5.

Corporate Restructuring.  Consistent with its  planned corporate structure going forward, the Company will seek stockholder approval to (i) reincorporate in Delaware, (ii) amend its articles of incorporation to have authorized capital stock of 20,000,000 shares of common stock, 2,000,000 million shares of non-voting common stock and 2,000,000 shares of preferred stock, and (iii)  effect a reverse split of the Company’s common stock at the ratio of 500 existing shares for one share of new common stock, and (iv) classify, or “stagger” its Board of Directors into three classes. The Company intends to bring these proposals to a vote of its stockholders at its next annual meeting, and the Parties have agreed to vote their shares in favor of these restructuring proposals.

6.

Proxy.  Crestline granted Vespoint a proxy covering 87,515,374 shares of common stock acquired by Crestline pursuant to the Agreement (the “Proxy Shares”) to enable Vespoint to vote, in Vespoint’s sole discretion, the Proxy Shares on any matter submitted to the Company shareholders for approval.  As a result, Crestline retains voting rights with respect to only 134,706,848 shares of common stock acquired pursuant to the Agreement (representing approximately 9.9% of outstanding common stock of the Company).  Such proxy will automatically terminate upon (a) receipt of Form A approval from the Nebraska Department of Insurance (the “Department”) with respect to Crestline owning more than 9.9% of outstanding common stock of the Company or (b) the sale or transfer of Proxy Shares by Crestline to a third party, but such termination will be only with respect to such Proxy Shares.

The foregoing description of the Agreement,  the Indemnification Agreement, the Stockholders Agreement, the Loan Termination Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by the actual copies of the foregoing agreements which are filed as exhibits to this Report and incorporated herein by reference.

The Agreement contains representations and warranties by each of the parties to the Agreement, which were made only for purposes of the Agreement and as of specified dates. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties to the Agreement, are subject to limitations agreed upon by such parties, including being qualified by schedules, may have been made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and are subject to standards of materiality applicable to the parties that may differ from those applicable to others. Others should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02         Unregistered Sale of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

The common stock issued to Crestline under the Agreement was offered and sold by the Company to Crestline in reliance on the exemption from registration under the Securities Act of 1933, as amended (“Act”), by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering and Regulation D adopted under the Act as a transaction with an accredited investor. Crestline acknowledged the restricted nature of the shares and appropriate restrictions on transfer of the shares in accordance with federal and state securities laws were lodged with the Company’s registrar and transfer agent.

Concurrent with the Crestline transaction, the Company completed and closed on a private placement of 115,044,467 shares of its common stock to 37 accredited investors at $0.045 per share for an aggregate of approximately $5.177 million.  These securities were sold pursuant to an exemption from registration under the Act by virtue of Section 4(a)(2) thereof and Rule 506 thereunder because the offer and sale of securities by the Company did not involve a public offering based upon the following factors: (i) a limited number of securities were issued to a limited number of offerees with whom the Company had preexisting business relationships; (ii) there was no public or general solicitation in connection with any offers or sales of the securities; (iii) each offeree was an “accredited investor” as such term is defined by Rule 501(a) under the Act; and (iv) the investment intent of the purchasers.  Each purchaser acknowledged the restricted nature of its purchased shares and appropriate restrictions on transfer of the shares in accordance with federal and state securities laws were lodged with the Company’s registrar and transfer agent.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        Mark A. Oliver resigned as a director from the Board of Directors of the Company on April 24, 2020.

(d)        Effective April 24, 2020, Douglas K. Bratton was appointed as a member of the Board of Directors of the Company to serve the remaining term of Mark A. Oliver, who tendered his resignation effective April 24, 2020.  Mr. Bratton is the Crestline representative appointed to the Board of Directors of the Company pursuant to the Stockholders Agreement as described in Item 1.01 above.

Mr. Bratton will receive $1,000 for each meeting of the Board of Directors he attends in person and $350 per meeting he attends  via telephone. Directors receive an annual retainer of $5,000. Directors also are reimbursed for reasonable expenses related to their personal attendance at meetings. In connection with his appointment, the Company entered into a customary director’s indemnification agreement with Mr. Bratton.

Mr. Bratton is not related to any officer or director of the Company. All of the equity interests in Crestline are owned by Crestline Management, L.P., the general partner of which is Crestline Investors Inc.  Mr. Bratton owns all of the capital stock of Crestline Investors Inc.  The description of the transactions, rights and obligations between Crestline and the Company pursuant to the Agreement and Stockholders Agreement set forth in Item 1.01 above are hereby incorporated by reference.  In addition, Crestline Management L.P., ALSC and Seneca Reinsurance Company, LLC, a Midwest subsidiary (“Seneca Re”), will be submitting for regulatory approval with the Department and the Vermont Department of Financial Regulation a reinsurance agreement under which ALSC will cede 25% of its premium volume to companies formed by Crestline (collectively, “Crestline Reinsurers”) and Seneca Re arising under multi-year guaranteed annuity and fixed-index annuity contracts of ALSC for an initial three-year period. Upon such approval, such entities will finalize the reinsurance agreement.

Item 9.01.         Financial Statements and Exhibits.

(d)Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1*	Securities Purchase Agreement dated April 24, 2020 by and among Midwest Holding Inc., Xenith Holdings LLC, Vespoint LLC and Crestline Assurance Holdings LLC.
10.2	Indemnification Agreement dated April 24, 2020 by and between Midwest Holding Inc. and Douglas K. Bratton.
10.3	Stockholders Agreement dated April 24, 2020 between and among Midwest Holding Inc., Crestline Assurance Holdings LLC, Xenith Holdings LLC, Vespoint LLC, Michael Minnich and A. Michael Salem.
10.4	Loan Termination Agreement, dated April 24, 2020, by and between Midwest Holding Inc. and Xenith Holdings LLC.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Securities Purchase Agreement dated April 24, 2020 by and among Midwest Holding Inc., Xenith Holdings LLC, Vespoint LLC and Crestline Assurance Holdings LLC.
10.2	Indemnification Agreement dated April 24, 2020 by and between Midwest Holding Inc. and Douglas K. Bratton.
10.3	Stockholders Agreement dated April 24, 2020 between and among Midwest Holding Inc., Crestline Assurance Holdings LLC, Xenith Holdings LLC, Vespoint LLC, Michael Minnich and A. Michael Salem.
10.4	Loan Termination Agreement, dated April 24, 2020, by and between Midwest Holding Inc. and Xenith Holdings LLC.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Midwest Holding Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST HOLDING INC.

	By:	/s/ A. Michael Salem
	Name:	A. Michael Salem
Date: April 24, 2020	Title:	Chief Executive Officer